                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                         reported:  December 22, 1996



                          Home Beneficial Corporation
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


  Virginia                     0-5562                       54-0884714
 -----------                   ------                       ----------
(State or other        (Commission File Number)          (I.R.S. Employer
 jurisdiction of                                       Identification No.)
 incorporation)


               3901 West Broad Street, Richmond, Virginia  23230
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                (804) 358-8431
              ---------------------------------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(B) On December 22, 1996, Home Beneficial Corporation (the "Corporation") entered into an Agreement and Plan of Merger (the "Merger Agreement") with American General Corporation ("American General") and AGC Life Insurance Company, a wholly owned subsidiary of American General ("Sub"). The Merger Agreement provides for the merger (the "Merger") of the Corporation with and into Sub, subject to the terms and conditions set forth therein. Pursuant to the terms of the Merger Agreement, each stockholder of the Corporation will have the right to elect to receive, in exchange for each share of common stock of the Corporation, shares of common stock of American General, cash consideration of $39.00 per share of common stock of the Corporation, or any combination thereof (subject to certain proration limitations as further described in the Merger Agreement). Total cash elections by the Corporation's shareholders will be limited to 50 percent of the aggregate consideration, while stock elections will be limited to 75 percent. The Merger is intended to be a tax-free transaction for all stockholders of the Corporation who elect stock. The exchange ratio for American General common stock will be determined by dividing $39.00 by an average trading price of American General common stock prior to closing and is subject to a maximum of 1.1143 shares of American General for each Home Beneficial Corporation common share. The consideration per share may be reduced by up to $0.55 per share if, and to the extent that, the Corporation's life insurance subsidiary, Home Beneficial Life Insurance Corporation, pays a dividend of less than $250 million to the Corporation prior to the closing of the Merger.

          Consummation of the Merger is subject to the approval of the Corporation's stockholders and certain regulatory authorities, and the satisfaction or waiver of various other conditions as more fully described in the Merger Agreement. There can be no assurance that the Merger will be consummated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

2   Agreement and Plan of Merger, dated as of December 22, 1996, among American
General Corporation, AGC Life Insurance Company and the Corporation, together with a list of omitted schedules and exhibits and an undertaking of the registrant to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

99  Press Release, dated December 23, 1996.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                              HOME BENEFICIAL CORPORATION



Date: 12/26/96                By /s/ Hugh D. Garnett
                                 ---------------------------
                                 Name: Hugh D. Garnett
                                 Title: Vice President &
                                        Controller

                                 EXHIBIT INDEX


 Exhibit                    Exhibit
 Number                   Description
 --------                 ------------

 2 Agreement and Plan of Merger, dated as of December 22, 1996, among American General
            Corporation, AGC Life Insurance Company
            and the Corporation, together with a list of omitted schedules and exhibits and an undertaking of the registrant to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request

 99         Press Release, dated December 23, 1996.